UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2011

The First of Long Island Corporation
(Exact name of the registrant as specified in its charter)

New York	0-12220	11-2672906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road
Glen Head, New York	11545
(Address of principal executive offices)	(Zip Code)

(516) 671-4900
(Registrant’s telephone number)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01.	Other Events.

The First of Long Island Corporation (the “Company”) has announced that on November 1, 2011 its Board of Directors approved and adopted a Dividend Reinvestment and Stock Purchase Plan (the “Plan”), which is expected to be effective beginning with the Company’s next dividend.  The Plan will enable shareholders to automatically reinvest cash dividends received from the Company in shares of the Company’s common stock, and to purchase additional shares of the Company’s common stock.  The Plan will be administered by the Company’s transfer agent, Registrar and Transfer Company.  Plan enrollment materials and information will be distributed to shareholders of the Company.  Shareholders who are interested in participating in the Plan must return an enrollment form to the transfer agent.  The Plan will be included in a registration statement on Form S-3 that the Company will file with the Securities and Exchange Commission.

A copy of the press release announcing the Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description

Exhibit 99.1	Press Release dated November 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First of Long Island Corporation
(Registrant)

Dated: November 3, 2011	By:	/s/ Mark D. Curtis
Mark D. Curtis
Senior Vice President and Treasurer
(principal accounting and financial officer)